Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call – Q4 2018
Comments of Jessica Greiner
Vice President, Investor Relations and Communications
February 21, 2019
Thank you, Erica. Good morning everyone. Welcome to the Trinity Industries’ fourth quarter 2018 results conference call. I’m Jessica Greiner, Vice President of Investor Relations and Communications. Thank you for joining us today.
This is the first quarterly earnings conference call following the spin-off of Trinity’s infrastructure-related businesses which was completed on November 1st, 2018. Trinity Industries is now comprised of our rail-related businesses that are leading providers of rail transportation products and services in North America, as well as our highway products business, and our logistics business.
We have adjusted the format of the earnings conference call to include the leadership team of the TrinityRail organization. We will begin our earnings conference call with a brief legal update from Sarah Teachout, Senior Vice President and Chief Legal Officer for Trinity Industries. Following her comments, Tim Wallace, Chairman, Chief Executive Officer, and President of Trinity will lead off with his prepared remarks. Our business leaders will provide more commentary on the operational performance of the segments as well as their forward outlook. You will hear from Eric Marchetto, Chief Commercial Officer of TrinityRail; Brian Madison, President of Trinity Industries Leasing Company; and Paul Mauer, President of TrinityRail Products. Following their remarks James Perry, Senior Vice President and Chief Financial Officer will provide a financial review of 2018, and Melendy Lovett, Senior Vice President and Chief Administrative Officer, and the incoming Chief Financial Officer will provide the forward looking guidance.
Following the prepared remarks from the leadership teams, we will move to the Q&A session.
I will now turn the call over to Sarah Teachout.
Sarah
Tim
Eric
Brian
Paul
James
Melendy
Q&A Session
Thank you, Erica. That concludes today's conference call. A replay of today’s call will be available after one o'clock eastern standard time through midnight on March 1, 2019. The access number is (402) 220-0464. The replay will also be available under the Events and Presentations page on our website located at www.trin.net.
We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.